Exhibit 99.6

Business Combination between Grab and Altimeter
Grab Corporate Video Transcript
April 13, 2021

Anthony:

Hello, I am Anthony Tan, co-founder and CEO of Grab.

Hooi Ling:

Hi, I am Hooi Ling, co-founder and COO of Grab.

Anthony:

9 years ago, Hooi Ling and I met at business school.  We connected on our shared passion for our home of Southeast Asia and were inspired by the idea that economic profitability and social impact don’t need to be mutually exclusive.

When we first conceived of Grab it was to build a company that could be run profitably and also be a force for good in Southeast Asia.

Southeast Asia is a wonderful place where Grab and over 650 million people call home. It is spread across 11 countries, hundreds of cities and is a melting pot of many different people, languages and cultures.

This diversity makes SE Asia a truly unique place, but also one where the challenges are very real. Cities are getting more and more congested. Income inequality is widening, leaving out those who are underserved and underprivileged. Sadly, these challenges affect millions of people and businesses. Overcoming them is central to Grab’s history.

Hooi Ling:

One of the first challenges we took on was Safety. In Southeast Asia, public transport infrastructure can be limited and car ownership expensive. Back then, people would think twice about hailing a taxi.  But some of us didn't have a choice as there were no better options.

I still remember the fear and vigilance I felt every time I took a taxi home late at night. I would pretend to be on the phone with my mother to create a sense of security. This fear was something many women experienced.

At the same time, we realised that taxi drivers had their own difficult challenges too. They were stuck in a system that had not innovated to serve them better,  trapped in unfavourable lease terms, and working under poor conditions. Many lived hand to mouth, with little control over their own time and income.

We founded Grab to create a solution that doesn’t just make it safe and easy for anyone to commute, but also give drivers a better way to earn a living for their families.

Anthony:

Getting Grab off the ground was an immense challenge but we overcame it with lots of perseverance, sweat and even tears. We pounded the pavement to recruit drivers at coffee shops, petrol stations, and taxi queues. We helped drivers download the app, set up their first bank account, and explained how it all worked – one driver at a time.

Today, 9 years on, we’re well on our way to building an enduring platform that is both a good business and one that is a force for good.

Before we dive into our business, let’s take a tour together across Southeast Asia and hear from our consumers, merchants and drivers, their stories of how Grab has impacted their lives.

Anthony:

These are the kinds of stories that inspire my team and I to do what we do everyday.

Let me outline some of the fundamentals of our business.

Today we are Southeast Asia’s leading superapp for hyperlocal services. We offer essential high-frequency consumer services – all available in a single “everyday everything” app.

As Southeast Asia’s market leader in our core verticals of deliveries, mobility and digital financial services, we’ve achieved leading scale through technology and a hyperlocal approach to the close to 400 cities and 8 countries that we operate in.

Every month, the Grab ecosystem connects consumers from all walks of life with millions of driver and merchant partners.

They rely on us to meet their everyday needs. From getting breakfast delivered and riding to work in the morning, to sending money and packages to their friends and family, ordering groceries and daily necessities, and even procuring insurance, lending and investment products priced for the everyday Southeast Asian.

Our highly integrated ecosystem and diversified service offerings benefit our drivers too. Almost half of all our active drivers earn from fulfilling bookings across multiple services on the Grab app.

Using our driver superapp, they are able to seamlessly toggle between accepting ride-hailing, food and goods delivery bookings, and even earn from helping our consumers top up their GrabPay wallets.

The peak hours for our Mobility and Deliveries business are different, enabling our drivers to maximize their earnings by staying busy all day, while minimizing cost to consumers.

During the morning rush hour, they focus on transporting people. At lunch time, they deliver food. In the afternoon, they deliver packages, and then during evening rush hour, they go back to transporting people and delivering dinner.

Today, our 5 million driver partners form the region’s leading on-demand mobility, logistics and distribution network. This network allows us to fulfill orders faster and more affordably, as well as onboard small restaurants, local entrepreneurs, and traditional businesses, allowing them all to participate in the digital economy.

Across the region, 2 million merchants, ranging from street side hawkers to international brands, partner with us to offer our consumers unrivalled selection, convenience and value.

Beyond providing them with access to a large engaged consumer base, we equip them with tools, data and insights to help them grow their business, reduce costs, and improve their productivity.

I am so proud that our ecosystem is able to create income opportunities for millions of everyday entrepreneurs, in ways that support their life choices and aspirations.

Our mission is to drive Southeast Asia forward by creating economic empowerment for everyone. The Grab Way articulates this very mission, and how we believe we can achieve it.

Our values can be defined by what we call the “4H’s”.

- Heart, to serve our communities and each other, leveraging technology as a force for good.

- Hunger, because achieving our mission requires tremendous grit and drive

- Honour, because our word is our bond

- Humility, acknowledging that we are all a work in progress.

The 4H’s guide our decision-making. They give us a sense of what’s important, and what’s right, as we work to serve Southeast Asia.

Now, I’ll turn over the rest of the presentation to Ming and Peter.

Ming:

Thanks Anthony,

Let me share with you a few highlights about our business.

First, Southeast Asia is a large market with several powerful drivers of secular growth. It’s home to a very large population, twice the size of the United States. It’s one of the fastest growing regions in the world with 7% GDP growth. And it’s home to a very young demographic of mobile natives, where over half the population is under the age of 30.

Against this macro backdrop we’re focused on large market opportunities that are at an early stage of growth, and expect our total addressable market to grow tremendously across our 3 core segments.

By 2025, the total consumer spend across F&B, e-commerce, and transportation in Southeast Asia will exceed US$500 billion, representing a very large and durable opportunity for Grab to address through our core segments.

For Deliveries, the COVID-19 pandemic has accelerated adoption by several quarters. Only 8% of consumer food service spend in 2019 was in the form of deliveries, and this has more than doubled in 2020 during the pandemic.

For Mobility, COVID-19 impacted the industry around the world as people stayed home, but we’re seeing strong recoveries take place as cities start moving and economies reopen.

For example, in Singapore, not only has our mobility business recovered, but it’s now 10% higher than pre-covid levels.

And we expect the mobility market to continue to grow because our penetration rates remain a fraction of where they are in the United States.

And then finally, financial services is a particularly high growth market opportunity.

Today, roughly 3 in 4 Southeast Asians are either unbanked or underbanked and the vast majority of commerce continues to be done in cash.

And this, we believe, presents a tremendous opportunity for us to create a regional fintech platform that spans payments, lending, insurance and asset management.

Second, we have an iconic brand that is deeply embedded into the daily lives of millions of Southeast Asians.

From the moment you wake up, until you turn off the lights, we are the everyday everything app that millions of Southeast Asians turn to for their most common needs.

Whether it's ordering breakfast, getting a ride to work, buying groceries, or paying a bill.

Our focus on everyday transactions that span across eating, shopping, transportation, and digital payments is what allows us to capture as many different touch points as possible for wallet spend.

This is the Superapp strategy, and we’re confident that no one executes on this better than Grab.

And you can see the results of this strategy in the tremendous brand recognition that we have. Today, in any of the 8 countries that we operate in, consumers prefer to “Get a Grab’”, or “do Grab for dinner” more than any other company.

Third, our ecosystem creates a powerful flywheel that accelerates growth and underpins our competitive moat. Every day, millions of transactions occur on our platform. And the more activity we generate, the greater the benefits for everyone in our ecosystem. As we add more services, we give consumers more reasons to increase their engagement on our platform. And the larger and more engaged our consumers become, the more income opportunities we create for our merchant partners. This then draws more drivers and delivery partners into our ecosystem.  Which then leads to greater selection, better value, and faster delivery times. And all of this improves our consumer experience and retention and lowers our cost of acquisition. And over time, this creates a virtuous cycle of growth for not only ourselves, but for everyone in the ecosystem.

Now, if we look at our metrics, approximately 40% of first-time GrabFood consumers are also mobility consumers.

In fact, the proportion of our consumers that uses 2 or more services from Grab has grown by 5x over the last 2 years.

And because they’re using more services, they’re spending more on Grab.

In fact, the GMV per active user has grown by more than 3x and we believe there’s large headroom to continue growing this even further

Now, not only does wallet spend grow but the more services that our consumers use, the higher their retention rates.

Of the active users that use more than 3 services from Grab, approximately 75% of our consumers a year ago are still with us using Grab today. And all of these effects drive higher consumer lifetime values over time.

Now our Superapp strategy also drives meaningful synergies on the cost side for 2 reasons:

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First, because all of our services are on 1 platform, we can very easily roll out and cross-sell additional services to our consumers, to our drivers, to our merchants, without requiring a separate download. For example, over 57% of our GrabFood consumers use our mobility services, and almost 4 in 10 of our active driver partners, who are credit eligible, have also taken up a loan from our financial services group. And all of this cross-sell drives down our total acquisition costs.

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Second, our broad driver network can also act as a free wallet top-up channel for consumers – think of it as an ATM that comes to you. And this is acutely critical in unlocking markets that are highly unbanked or underbanked.

We operate with a deeply hyperlocal approach that is absolutely critical to success in a region as diverse as Southeast Asia.

We operate a truly regional business and have proven our ability to win across multiple geographies.

Now in part, this is because we’ve known from the beginning that every country is different, and localizing our services and localizing our approach is key to operating in the region

We invest in dedicated ‘boots on the ground’ execution teams in every single country.

And we invest in developing and maintaining deep and long-standing relationships with governments across the region, because the key is in helping our government partners nation-build and solve some of their most important challenges.

For example, Ramadan bazaars are a yearly highlight in countries like Malaysia. When they were cancelled due to social distancing requirements, we worked with local governments to bring bazaar sellers online.

In Singapore, the government selected Grab to deliver Covid relief disbursements to drivers.

And in Indonesia, we’re helping to accelerate vaccination efforts by setting up drive-through vaccination centers across several cities.

Our user experience is also tailored to the needs of our consumers in each individual market.

We offer motorbike transportation in Thailand, Indonesia, and Vietnam, we offer tuk-tuk transportation in Cambodia, tricycle hailing services in Philippines, and all of these are not just popular, they are often the preferred mode of transportation in our markets.

Fifth, we’ve invested heavily into AI and our own proprietary platforms that create long-term moats around our business.

The volume and frequency of data that we process through our platform each and every single day gives us an unrivalled view on consumption patterns and consumer behaviours across Southeast Asia. No one knows Southeast Asia like we do.

We bring this data together with deep AI and machine learning capabilities, not just to power intelligent and delightful consumer outcomes, but to help solve bigger problems in the region like fraud and traffic congestion.

For example, our routing algorithms optimize the efficiency for driver-partners. Every ride factors in over 50 different attributes including the driver profile, ride history, location, time of day etc. to find passengers the best match possible.

This helps our driver-partners maximize their earnings potential, and leads to shorter wait times and the lowest possible fees for our consumers.

AI powers much of the Grab experience today.  From personalizing every engagement our consumers have on our platform, to driving operational and service efficiency. AI is at the core of what we do.

And we’ve started to monetize a lot of our tech expertise. For example, GrabDefence is our in-house fraud prevention and detection platform that allows us to maintain the highest integrity of transactions in the industry. We have a unique insight into how fraud operates in the region, and we’re now happy to offer GrabDefence to all other companies in our ecosystem.

Peter:

The strengths that Ming just discussed have enabled us to build a strong business with a unique combination of leadership, scale, growth and rapidly expanding margins.

Through the combination of our ecosystem and everyday everything app, we offer a broad range of services that we recognize in 4 business segments: Deliveries, Mobility, Financial Services, and Enterprise and Other Services.

Let me provide a brief summary of each:

Let's start with Deliveries.

Our Deliveries business provides on-demand delivery of ready-to-eat meals, groceries, and parcels. We have 900,000 restaurants in our ecosystem, which provides greater service diversity for our consumers, and increases the income opportunity for our drivers. It contributes to a significant portion of our revenue today.

Our deliveries business is a real success story of how we were able to leverage our driver network and hyperlocal expertise to grow rapidly.

We started focusing on ramping up food delivery only about 2 years ago and in a very short period of time, we have already become the #1 player in the majority of our markets with an annualized GMV of $6.8B, with net revenues growing more than 10x since 2018.

As of December 2020, we had surpassed a $1 billion net revenue run rate while making significant strides to improve profitability.

We also reached a significant milestone in our path to profitability for the segment as we have reached a positive segment EBITDA margin in 5 out of 6 core markets.

Let's turn our attention now to Mobility.

Our Mobility business provides services including private rides, motorcycle, taxis and carpool services.

We started the Grab business 9 years ago with Mobility and this business has enabled us to form a strong foundation of driver partners from which our other businesses have been able to leverage and grow.

Given our scale and leadership across Southeast Asia, we have been able to manage this business towards sustained profitability despite Covid-19.

While most of the countries in Southeast Asia are still in lockdown mode, we are already seeing a nice recovery in mobility.

December was 5x what we saw at the bottom at the early onset of Covid-19.

In October 2019, we achieved segment EBITDA profitability for Mobility, marking a key milestone.

We demonstrated a strong segment EBITDA margin of over 10% in Q4’20 despite ongoing Covid-19 restrictions in the region. This leads the industry and we have been able to sustain and expand our margins despite impacts from Covid-19.

Switching now to our 3rd segment, Financial Services.

Our Financial Services business provides payments, rewards, lending, wealth management, insurance, remittances and other services.

As Southeast Asia’s No. 1 SuperApp, Grab has an enormous user base with large payment volumes through our ecosystem incorporating multiple ‘hook’ use cases.

We launched GrabPay in 2017 as a digital payments tool for our core ride hailing and food delivery businesses and have since extended the payment options for third party merchants and launched a portfolio of Digital Financial Services to drive additional monetization across the platform.

We launched our lending business in 2019 with financing solutions targeted to our driver and merchant partners.

Our GrabInsure business was also launched in the same year, to offer fractionalised insurance products that were bespoke and relevant for our ecosystem of consumers and drivers.

Given the lack of financial literacy in Southeast Asia, we saw a significant opportunity for personal investing. It was with this in mind that GrabInvest was launched in 2020.

In December 2020, we took one step further in our journey to increase financial inclusion within the region, as the Grab-Singtel consortium was selected by the Monetary Authority of Singapore to build a digital full bank.

We have recently raised over US$300M+ in the Series A funding round for our Financial Services business, marking an important next step in the growth of this segment.

Our fourth segment is Enterprise & Other Services. We have exciting and emerging verticals including GrabAds, which allows businesses to place targeted and personalized ads on our platform; GrabDefence, our anti-fraud detection systems.

Next, let me provide a few highlights on our financials.

We doubled our business from 2018 to 2019, and then COVID hit; but if you annualize our latest month’s performance, we have grown meaningfully again in terms of GMV.

In terms of net revenue, we have grown exponentially in 2020, despite Covid-19, because of the diversity of our businesses and increasing monetization initiatives.

There has been a dramatic improvement in EBITDA, as we have always had an eye on profitability while going after the big opportunity in front of us, and as we previously mentioned, our Mobility business is profitable, but we are still investing for growth and expanding our verticals.

We have a solid balance sheet and ample cash at the Company - US$3.5 billion in total as of December 2020 and a cushion of an additional US$2 billion with the Term Loan B facility having closed earlier this year.

We are improving our cash generation as Mobility is profitable and Deliveries is nearing breakeven.

With that, let me turn it back over to Anthony.

Anthony:

Today, the combination of our thriving ecosystem, proprietary tech, and exceptional scale enables us to take on the many challenges in this growing region of Southeast Asia.

I am so excited about the future, being on the right side of history and building a legacy that will outlast all of us.

We ensure our business is sustainable by continuously providing delightful experiences and unbeatable value to our consumers, while we help driver and merchant partners reinvent themselves.

A lot has changed since our first ride in 2012, but our mission remains resolute.

We exist to drive Southeast Asia forward by creating economic empowerment for everyone.